Exhibit 99.1

PROPOSAL 4

APPROVAL OF THE WATTS WATER TECHNOLOGIES, INC.

SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

(the “Second Amended and Restated 2004 Plan”)

We adopted the Watts Water Technologies Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”) to encourage and enable the non-employee directors, officers, employees and other key persons (including consultants and prospective employees) of the Company and its subsidiaries to acquire a proprietary interest in the Company.   It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.  One of the purposes of the second amendment and restatement is to allow the Company to continue to use the 2004 Plan beyond February 2014 when, pursuant to its present terms, the plan will otherwise expire.  Upon the approval of the Second Amended and Restated 2004 Plan, the “Expiration Date” of the plan will be February 19, 2023, the tenth anniversary of the approval of the Second Amended and Restated 2004 Plan by our Board of Directors.

In addition to extending the Expiration Date, the amendments to the 2004 Plan reflected in the Second Amended and Restated 2004 Plan would effect the following material changes:

•                  increase the number of shares of class A common stock, par value $.10 per share, that may be granted under the Second Amended and Restated 2004 Plan by 1,500,000 shares to 4,500,000 shares;

•                  expand the performance criteria that may be used to establish performance goals in connection with “performance based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as more fully described below;

•                  limit the amount of Awards that can be granted to non-employee directors to 100,000 shares of class A common stock in any one calendar year;

•                  provide that dividend equivalents will not be paid on any performance vesting Awards unless the Award vests;

•                  provide that shares withheld to satisfy the exercise price of an Award will not be added back to the pool of shares available for grant under the Second Amended and Restated 2004 Plan;

•                  prohibit discount option and SAR Awards; and

•                  specifically provide that the Administrator (as defined below) does not have the authority to reprice option or SAR Awards.

We believe that equity incentives are critical to attracting and retaining the most talented employees. As of February 1, 2013, the 2004 Plan had only 582,257 shares (plus any shares returned due to forfeitures or withheld to satisfy tax withholding obligations) available for future awards.  If the Second Amended and Restated 2004 Plan is not approved, our ability to grant Awards will be limited, and we will be limited in our ability to use equity compensation as a tool for aligning our Board’s and employees’ interests with those of Watts Water and our stockholders.

Significant Historical Award Information

Historically, we have granted predominantly stock options, restricted stock awards, stock awards and deferred stock awards under the 2004 Plan.  The table below presents information about the shares of our class A common stock that were subject to the various outstanding equity awards as of February 1, 2013.

Number of shares underlying outstanding stock options:	1,054,675
Weighted-average exercise price of stock options:	$33.41
Weighted-average remaining term (years) of stock options:	7.73
Number of unvested restricted stock award shares:	233,859
Number of shares underlying deferred stock awards:	20,285

Shares underlying Awards granted under the 2004 Plan that are forfeited, cancelled, reacquired by the Company prior to vesting, satisfied without the issuance of shares or otherwise terminated, and shares used to pay the exercise price (if any) or satisfy tax withholdings with respect to an Award will become available again for grant under the 2004 Plan.  These shares would also be added back to the shares available for grant under the Second Amended and Restated 2004 Plan, except that any shares used to pay the exercise price (if any) of an Award would not be added back.

The following table shows how we have used equity compensation for the last three years:

Key Equity Metrics	2012	2011	2010
Percentage of equity awards granted to named executive officers (1)	36%	33%	32%
Equity burn rate (2)	1.8%	1.4%	1.5%
Dilution (3)	8.5%	9.8%	11.0%
Overhang (4)	4.3%	5.2%	5.2%

(1) Percentage of equity awards granted to our named executive officers is calculated by dividing the number of shares subject to equity awards that were granted to the named executive officers during the fiscal year by the total shares subject to equity awards that were granted during the fiscal year.

(2) Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period.

(3) Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

(4) Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Employees, non-employee directors and other key persons (including consultants and prospective employees) are eligible to receive equity awards.  As of February 1, 2013, approximately 100 employees and seven non-employee directors were eligible to receive awards under the 2004 Plan.   If approved, approximately the same number of employees and non-employee directors would be eligible for grants under the Second Amended and Restated 2004 Plan.  As of February 1, 2013, 101 employees and seven non-employee directors held awards granted under the 2004 Plan.

Background for Request to Increase the Share Reserve

In determining to recommend the adoption of the Second Amended and Restated 2004 Plan and increase the shares of class A common stock by 1,500,000 shares over the share reserve under the 2004 Plan, our Board considered the following factors:

•                  If the Second Amended and Restated 2004 Plan is not approved, we would be limited in the amount of equity compensation that could be used as part of our total compensation program, which could limit our ability to attract, motivate and retain talent.

•                  The additional 1,500,000 shares would increase dilution to other stockholders by 4.3%.

•                  Based on historical usage, we estimate that the additional 1,500,000 shares would be sufficient for three additional years of Awards, or four years in total, assuming we continue to grant Awards consistent with our historical usage and current practices, and noting that future circumstances may require us to make changes to our current practices.

Summary of the Second Amended and Restated 2004 Plan

A summary of the principal provisions of the Second Amended and Restated 2004 Plan is set forth below.  The summary is qualified by reference to the full text of the Second Amended and Restated 2004 Plan, which is attached as Appendix B to this Proxy Statement.

The Second Amended and Restated 2004 Plan was approved by our Board on February 19, 2013, subject to approval by our stockholders.  The Second Amended and Restated 2004 Plan provides for the grant of options (both nonqualified and incentive stock options), SARs, restricted stock, performance awards, dividend equivalents, unrestricted stock awards and deferred stock (collectively, “Awards”).

Shares Subject to the Second Amended and Restated 2004 Plan

Under the Second Amended and Restated 2004 Plan, the aggregate number of shares of our class A common stock that may be issued or transferred pursuant to Awards is 4,500,000, which is an increase of 1,500,000 shares over the number of shares that may be issued or transferred under the 2004 Plan.

The Second Amended and Restated 2004 Plan provides for specific limits on the number of shares that may be subject to different types of Awards:

•                  No more than 2,000,000 shares of our class A common stock may be granted in the form of unrestricted stock awards, restricted stock awards or deferred stock awards.

•                  Stock options or SARs with respect to no more than 300,000 shares of our class A common stock may be granted to any one individual during any calendar year.

•                  No more than 300,000 shares of our class A common stock may be granted to any one “covered employee” (within the meaning of Section 162(m) of the Code) for any one performance cycle.

•                  No non-employee director may be granted an Award of more than 100,000 shares of our class A common stock in any calendar year.

The shares of our class A common stock available under the Second Amended and Restated 2004 Plan may be either previously authorized and unissued shares or treasury shares.  The Second Amended and Restated 2004 Plan provides for appropriate adjustments in the number and kind of shares subject to the plan and to outstanding Awards thereunder in the event of a corporate event or transaction, including any stock dividend, stock split, reorganization, recapitalization, reclassification, merger, consolidation or other similar change in the Company’s capital stock or sale of all or substantially all of the assets of the Company.

If any shares subject to an Award under the Second Amended and Restated 2004 Plan are forfeited, canceled, held back upon exercise of an option or settlement of an Award to cover the tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of shares of our class A common stock or otherwise terminated, then such shares shall be available again for grant under the plan.  To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards or an entity acquired by the Company or any of its subsidiaries will not be counted against the shares available for grant under the Second Amended and Restated 2004 Plan. Shares tendered or withheld to satisfy the exercise price of an option granted under the Second Amended and Restated 2004 Plan will not again be available for grant under the plan.

On March 21, 2013, the closing price of a share of our Class A common stock on the NYSE was $49.50.

Administration

The Second Amended and Restated 2004 Plan is administered by either our Board or a committee of not less than two non-employee directors (the “Administrator”).

The Administrator is authorized to determine the individuals who will receive Awards (the “participants”), the terms and conditions of such Awards, the types of Awards to be granted and the number of shares to be subject to each Award; approve written award agreements; accelerate the vesting or exercisability of all or a portion of any Award; and extend the period during which an option may be exercised.  The Administrator is also authorized to adopt, alter and repeal rules relating to the administration of the Second Amended and Restated 2004 Plan.  The Administrator may delegate to the Company’s Chief Executive Officer all or part of its authority to grant Awards at fair market value to participants other than senior executive officers subject to Section 16 of the Exchange Act or employees covered by Section 162(m).

Amendment and Termination

The Board may amend or discontinue the Second Amended and Restated 2004 Plan at any time, and the Administrator may amend or cancel any outstanding Award for the purpose of satisfying changes in law, but no action by the Administrator can adversely affect the rights of an outstanding Award without the holder’s consent.  Any material plan amendments, including amendments that (i) increase the number of shares available under the plan, (ii) expand that type of Awards available, the plan eligibility requirements or the term of the plan or (iii) materially change the method of determining fair market value, are subject to stockholder approval.  In no event may the Administrator exercise discretion to reduce the exercise price of outstanding options or effect repricing through cancellations and regrants.

The Second Amended and Restated 2004 Plan will expire and no further Awards may be granted after February 19, 2023, the tenth anniversary of its approval by our Board of Directors.

Eligibility

Awards under the Second Amended and Restated 2004 Plan may be granted to individuals who are our employees, officers, non-employee directors and other key persons (including consultants and prospective employees).  However, options which are intended to qualify as ISOs may only be granted to employees.

Awards

The following will briefly describe the principal features of the various Awards that may be granted under the Second Amended and Restated 2004 Plan.

Stock Options — Stock options provide for the right to purchase our class A common stock at a specified price, and usually will become exercisable in the discretion of the Administrator in one or more installments after the grant date.  The option exercise price may be paid in:

•                  cash,

•                  check,

•                  shares of our class A common stock (including shares issuable pursuant to the exercise of an Award or shares of which have been held by the participant for such period required by the Administrator),

•                  broker assisted cashless exercise, or

•                  such other instrument acceptable to the Administrator.

Stock options may take two forms, non-statutory options (“NSOs”) and incentive stock options (“ISOs”).  NSOs may be granted for any term specified by the Administrator, but shall not exceed ten years.  ISOs will be designed to comply with the provision of the Code and will be subject to certain restrictions contained in the Code in order to qualify as ISOs.  Among such restrictions, ISOs must:

•                  have an exercise price not less than the fair market value of our class A common stock on the date of grant, or if granted to certain individuals who own or are deemed to own at least 10% of the total combined voting power of all of our classes of stock (“10% stockholders”), then such exercise price may not be less than 110% of the fair market value of our class A common stock on the date of grant,

•                  be granted only to our employees,

•                  expire within a specified time following the option holder’s termination of employment,

•                  be exercised within ten years after the date of grant, or with respect to 10% stockholders, no more than five years after the date of grant, and

•                  not be exercisable for the first time by any participant during any calendar year for shares of our class A common stock with an aggregate fair market value in excess of $100,000, determined based on the exercise price.

No ISO may be granted under the Second Amended and Restated 2004 Plan after February 19, 2023.

Restricted Stock — A restricted stock award is the grant of shares of our class A common stock at a price determined by the Administrator (which price shall be no less than the par value of such shares) that is nontransferable and unless otherwise determined by the Administrator at the time of award, may be repurchased by the Company upon termination of a participant’s employment or service during a restricted period.  Participants will have all rights as a stockholder, including the right to vote the shares of restricted stock, unless otherwise provided in the Award agreement. Restricted stock granted to participants will vest according to the terms of each individual Award agreement, as determined by the Administrator. In the event that restricted stock has performance-based vesting, the restricted period will not be less than one year, and if the restricted stock has time-based vesting, the restricted period will not be less than three years.

Stock Appreciation Rights — SARs provide for the payment to the holder based upon increases in the price of our class A common stock over a set base price.  SARs may be granted in connection with stock options or other Awards or separately.  The term and conditions of each SAR, including the period during which a vested SAR may be exercised, is set by the Administrator; provided that, (i) SARs granted in tandem with options will be exercisable at such time and to the extent that the related options are exercisable, (ii) upon the exercise of a SAR, the applicable portion of any related option must be surrendered and (iii) SARs are only exercisable by the holder or his or her legal representative during the holder’s lifetime.  All SARs granted will count against the number of shares that may be issued or transferred under the Second Amended and Restated 2004 Plan.

Dividend Equivalents — Dividend equivalents represent the value of the dividends per share of our class A common stock that we pay, calculated with reference to the number of shares covered by an Award (other than a dividend equivalent award) held by the participant.  These may be paid currently or may be deemed to be reinvested in additional shares of our class A common stock, which may thereafter accrue additional equivalents.  Dividend equivalents may be settled in cash or shares or a combination thereof.  In addition, dividend equivalents granted with respect to performance-based Awards will be held in escrow and will only be paid to the grantee upon and to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

Unrestricted Stock Awards — The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an unrestricted stock award to any participant, pursuant to which such participant will receive shares of our class A common stock free of any restrictions.

Deferred Stock — Deferred stock is an award of phantom stock units to a participant, typically without the payment of consideration and subject to vesting conditions, including satisfaction of performance criteria.  Like restricted stock, deferred stock may not be sold, or otherwise transferred, until the vesting conditions are removed or expire.  Unlike restricted stock, deferred stock is not actually issued until the deferred stock award has vested.  Recipients of deferred stock also will have no voting or dividend rights prior to the time when the vesting conditions are met and the underlying shares of class A common stock are delivered.  In the event that deferred stock has performance-based vesting, the vesting period will not be less than one year, and if the deferred stock has time-based vesting, the vesting period will not be less than three years.

Performance Awards — If the Administrator determines that an Award is intended to meet the requirements of “qualified performance-based compensation” and therefore be deductible under Section 162(m), then the performance criteria upon which the Award will be based shall be with reference to any one or more of the following:

•                  net earnings (either before or after interest, taxes, depreciation and amortization),

•                  economic value,

•                  gross or net sales or revenue,

•                  net income (before or after taxes),

•                  adjusted net income,

•                  operating earnings or profit,

•                  cash flow (including, but not limited to, operating cash flow and free cash flow),

•                  return on capital,

•                  return on assets,

•                  return on stockholders’ equity,

•                  total stockholder return,

•                  return on sales,

•                  gross or net profit or operating margin,

•                  costs,

•                  expenses,

•                  working capital,

•                  earnings per share,

•                  adjusted earnings per share,

•                  price per share,

•                  market share,

•                  regulatory body approval for commercialization of a product,

•                  implementation or completion of critical projects,

•      return on investment, and

•                  funds from operations,

any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

Sale Event

In connection with a sale event, all options and SARs that are not exercisable immediately prior to the sale event will become fully exercisable and all other Awards will become fully vested and nonforfeitable as of the effective time of such event, except as the Administrator may otherwise specify with respect to particular Awards.  Upon the occurrence of a sale event, the Second Amended and Restated 2004 Plan and all outstanding Awards will terminate, unless provision is made in connection with such sale event for the assumption or continuation of Awards with new awards of the successor entity.

Adjustments upon Certain Events

In the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in our capital stock, the outstanding shares of class A common stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of Watts Water, or additional shares or new or different shares or other securities of Watts Water or other non-cash assets are distributed with respect to such shares or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of Watts Water, the outstanding shares of class A common stock are converted into or exchanged for a different number or kind of securities of Watts Water or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Second Amended and Restated 2004 Plan, including the maximum number of shares that may be issued in the form of unrestricted stock awards, restricted stock awards or deferred stock awards, (ii) the number of options or SARs that can be granted to any one individual grantee and the maximum number of shares that may be granted under a performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Second Amended and Restated 2004 Plan, (iv) the repurchase price per share subject to each outstanding restricted stock award, and (v) the price for each share subject to any then outstanding options and SARs under the Second Amended and Restated 2004 Plan, without changing the aggregate exercise price as to which such options and SARs remain exercisable.

Awards Not Transferable

Generally the Awards may not be sold, pledged, assigned or otherwise transferred other than by will or by the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, as defined in the Code. The Administrator may allow Awards other than ISOs to be transferred for estate or tax planning purposes to members of the holder’s family, charitable institutions or trusts for the benefit of family members.

Prohibition on Repricing

The Second Amended and Restated 2004 Plan prohibits the Administrator from reducing the exercise price of outstanding options or repricing options and SARs, including a repricing accomplished through the cancellation of an option or SAR in exchange for cash or another award when the exercise price of the option or the base measurement price of the SAR exceeds the current fair market value of the class A common stock subject to such option or SAR.

Miscellaneous

As a condition to the issuance or delivery of shares of class A common stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any Award, we have the authority to require participants to discharge all applicable withholding tax obligations.  Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations, subject to approval by the Administrator.

U.S. Federal Income Tax Consequences

The tax consequences of the Second Amended and Restated 2004 Plan under current U.S. federal law are summarized in the following discussion.  This discussion is limited to the general tax principles applicable to the Second Amended and Restated 2004 Plan for U.S. taxpayers, and is intended for general information only.  State, local or foreign taxes are not discussed.  Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.  The tax information summarized is not tax advice.

Nonqualified Stock Options.  For U.S. federal income tax purposes, an optionee generally will not recognize taxable income at the time a non-qualified stock option is granted under the Second Amended and Restated 2004 Plan.  The optionee will recognize ordinary income, and we will be entitled to a deduction, upon the exercise of a non-qualified stock option.  The amount of income recognized (and the amount generally deductible by us) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash, shares or other property.  An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option, and any subsequent gain or loss will generally be taxable as capital gain or loss.

Incentive Stock Options.  An optionee generally will not recognize taxable income either at the time an incentive stock option is granted or when it is exercised.  However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” to the optionee for purposes of alternative minimum tax.  Generally, upon the sale or other taxable disposition of the shares acquired upon exercise of an incentive stock option, the optionee will recognize taxable income.  If shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the date of grant or one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction.  If this holding period is not met and the stock is sold for a gain, then the difference between the option price and the fair market value of the stock on the date of exercise will be taxed as ordinary income and any gain over that will be eligible for long or short term capital gain treatment.  If the holding period is not met and the shares are disposed of for less than the fair market value on the date of exercise, then the amount of ordinary income is limited to the excess, if any, of the amount realized over the exercise price paid.  We generally will be entitled to a deduction in the amount of any ordinary income recognized by the optionee.

Stock Appreciation Rights.  No taxable income is generally recognized upon the receipt of an SAR.  Upon exercise of an SAR, the cash or the fair market value of the shares received generally will be taxable as ordinary income in the year of such exercise.  We generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock.  A participant to whom restricted stock is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction, unless an election is made by the participant under Section 83(b) of the Code.  However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares on the date such restrictions lapse over the purchase price thereof.  If an election is made under Section 83(b) of the Code, then the participant generally will recognize ordinary income on the date of issuance equal to the excess, if any, of the fair market value of the shares on that date over the purchase price therefor and we will be entitled to a deduction for the same amount.

Deferred Stock. A participant will generally not recognize taxable income upon the grant of deferred stock.  However, when the shares are delivered to the participant, the value of such shares at that time will be taxable to the participant as ordinary income.  Generally, we will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the participant.

Unrestricted Stock Award.  A participant will recognize taxable ordinary income on the fair market value of the stock delivered as payment of bonuses or other compensation under the Second Amended and Restated 2004 Plan and generally we will be entitled to a corresponding deduction.

Performance Awards.  A participant who has been granted a performance award (either performance unit or stock) generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time.  When an award is paid, whether in cash or shares, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

Code Section 409A.  Certain Awards under the Second Amended and Restated 2004 Plan, depending in part on particular Award terms and conditions, may be considered non-qualified deferred compensation subject to the requirements of Code Section 409A.  If the terms of such Awards do not meet the requirements of Code Section 409A, then the violation may result in an additional 20% tax obligation, plus penalties and interest for such participant.

Section 162(m) Limitation.  In general, Section 162(m) of the Code imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its Chief Executive Officer or any of the next three highest paid executive officers (other than the Chief Financial Officer) as listed in the proxy statement.  An exception to this limitation is provided for performance-based compensation that satisfies certain conditions in order to be exempt from the $1 million deduction cap.  In particular, the compensation must be paid solely on account of the attainment of one or more objective, pre-established performance goals, and three other requirements must be met:

•                  the performance goals are determined within a specified time frame by a committee or subcommittee of the corporation’s board of directors consisting solely of two or more “outside directors” (within the meaning of Section 162(m));

•                  the materials terms of the remuneration, including the performance goals, are disclosed to the corporation’s stockholders and approved by a majority of the vote of such stockholders before such compensation is paid; and

•                  the committee of outside directors certifies the attainment of the performance goals and satisfaction of other terms before such compensation is paid.

If the Second Amended and Restated 2004 Plan is approved by stockholders then Awards under the Second Amended and Restated 2004 Plan should be able to qualify as performance-based compensation under Section 162(m) since the Second Amended and Restated 2004 Plan sets forth the various performance goals pursuant to which performance-based compensation may be payable and the maximum number of shares or cash compensation that can be granted to any person during any calendar year, thereby establishing the maximum amount of compensation that can be payable during the term of the Second Amended and Restated 2004 Plan to any one individual.  As a result, if awarded by a qualifying compensation committee, stock options and SARs granted under the Second Amended and Restated 2004 Plan will satisfy the “performance-based compensation” exception to Section 162(m) as the compensation payable is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).  Restricted stock and deferred stock Awards granted under the Second Amended and Restated 2004 Plan may also qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are awarded by a qualifying compensation committee, such awards are granted or vest upon pre-established objective performance measures based on the performance goals described above under the section entitled “Performance Awards”, and the other technical requirements for granting such Awards are met at the time the performance based awards are granted.

We have attempted to structure the Second Amended and Restated 2004 Plan in such a manner that Awards made under such plan are able to qualify as “performance-based compensation” for purposes of the Section 162(m) $1,000,000 compensation limit.  However, we have not requested a ruling from the IRS or an opinion of counsel regarding this issue.  This discussion will neither bind the IRS nor preclude the IRS from taking a contrary position with respect to the Second Amended and Restated 2004 Plan.  Additionally, nothing in the Second Amended and Restated 2004 Plan requires or otherwise guarantees that Awards will be qualified “performance-based compensation” under Section 162(m), and the compensation committee may in its discretion make awards that do not so qualify.

Plan Benefits

The number of Awards that an individual participant may receive under the Second Amended and Restated 2004 Plan is in the discretion of the Administrator and therefore cannot be determined in advance.  However, for illustrative purposes only, in 2012 the following amounts were granted to the named executive officers and the other groups of individuals named below under the 2004 Plan.

NEW PLAN BENEFITS

Name and Position	Number of Shares of Restricted Stock		Number of Shares Underlying Stock Options	Number of Shares of Stock or Deferred Stock Awards
David J. Coghlan, Chief Executive Officer & President	30,000		90,000	0
Dean P. Freeman, Chief Financial Officer & Executive Vice President	8,000		24,000	0
Srinivas K. Bagepalli, President, North America	7,000		21,000	0
Elie Melhem, President, Asia	5,000		15,000	0
Kenneth R. Lepage, General Counsel, Executive Vice President of Administration & Secretary	7,000	(1)	21,000	0
Executive Group	66,333		181,000	0
Non-Executive Director Group	0		0	16,835
Non-Executive Officer Employee Group	99,433		233,800	0

(1)         Excludes a special one-time grant on August 3, 2012 of an additional 2,000 shares of restricted stock in recognition of Mr. Lepage’s performance in consummating and integrating the acquisition of Danfoss Socla S.A.S., which are not illustrative of typical annual grants that would be awarded under the Second Amended and Restated 2004 Plan.

Equity Compensation Plan

The following table provides certain information as of December 31, 2012 about our class A common stock that may be issued under our existing equity compensation plans:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,250,035	$31.76	1,484,740
Equity compensation plans not approved by security holders	—	—	—

Board Recommendation and Vote Required for Approval:

Approval of the Watts Water Technologies, Inc. Second Amended and Restated 2004 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the meeting.

The Board of Directors recommends a vote for the approval of the Watts Water Technologies, Inc. Second Amended and Restated 2004 Stock Incentive Plan.